Exhibit 10.41B

APRIL 21, 2005

AVALON PHARMACEUTICALS, INC.

FIRST AMENDMENT TO UNSECURED CONVERTIBLE PROMISSORY NOTE

THIS FIRST AMENDMENT TO UNSECURED CONVERTIBLE PROMISSORY NOTE (“First Amendment” ) is hereby executed by Avalon Pharmaceuticals, Inc. (the “Maker”) as of April 21, 2005, and as consented to by each of the holders identified on Schedule A to that certain Unsecured Convertible Promissory Note, previously executed by Maker and maturing February 4, 2006 (the “Promissory Note”).

Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Promissory Note.

A.       The Promissory Note is hereby amended as follows:

          1.       The phrase “February 4, 2006 (the “Maturity Date”)” on the first page of the Promissory Note is replaced with the phrase “January 1, 2006 (the “Maturity Date”)”.

          2.       The last sentence of the first introductory paragraph reading, “In addition, as further inducement for the loan, the Company shall deliver a Warrant(s) to the Payees representing a right to purchase certain Capital Stock in the Company on the terms and conditions described below,” is hereby deleted.

          3.       Section 1 of the Promissory Note is amended to replace the definition of “Liquidity Event” with the following:

                  “Liquidity Event” means a liquidation, dissolution or winding up of the Company, as defined in the Company’s Amended and Restated Certificate of Incorporation, but excluding from such definition of a liquidation, dissolution or winding up of the Company the right of holders of at least sixty percent (60%) of the Company’s then outstanding Series B Preferred Stock to determine not to treat an event otherwise constituting a liquidation, dissolution or winding up of the Company as such under the Company’s Amended and Restated Certificate of Incorporation.

          4.       Section 1 of the Promissory Note is further amended to delete the definitions of “Conversion Notice,” “Future Equity Securities,” “Qualified Financing” and “Warrants” thereunder.

          5.       Section 1 of the Promissory Note is further amended to replace the definition of “Series C Preferred Stock” in its entirety with the following:

               “Series C Preferred Stock” shall mean a newly created preferred stock of the Company with terms and conditions substantially similar to the Company’s existing Series B Preferred Stock except that the Series C Preferred Stock shall rank senior to all current preferred stock of the Company, including but not limited to the Series B Preferred Stock, and shall have a liquidation preference equal to four times (4x) its original issue price in the event of a Liquidity Event.

     6.       Section 2(a) of the Promissory Note is amended and restated in its entirety as follows:

     (a)       Pre-Maturity Conversions. The entire Principal Amount of, and accrued and unpaid interest on, this Note (the “Conversion Amount”), shall automatically convert into Capital Stock of the Company upon the first to occur of any of the following events in accordance with the following terms:

               (i)       in the event the Company closes a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (an “IPO”) prior to the Maturity Date, the respective Conversion Amount for each Holder shall convert into a number of shares of the Company’s common stock, par value $0.01 per share, determined by dividing the Conversion Amount for such Holder by the “Public offering price” of the IPO as set forth on the cover page of the final prospectus for the IPO; and

               (ii)       in the event of a Liquidity Event prior to the Maturity Date, the respective Conversion Amount for each Holder shall convert, immediately prior to such Liquidity Event, into a number of shares of Series C Preferred Stock determined by dividing the Conversion Amount for such Holder by the fair market value of the Series C Preferred Stock as determined in good faith by the Board of Directors or a pricing committee thereof.

     7.       Section 3(a) of the Promissory Note is amended and restated in its entirety as follows:

     (a)       Maturity Date; Conversion at Maturity. All principal and interest that has not been converted into Capital Stock pursuant to Section 2 above or paid earlier as a result of an Event of Default pursuant to Section 4 below, shall be due and payable on the “Maturity Date,” which is January 1, 2006. Upon the Maturity Date the respective Conversion Amount for each Holder shall convert into a number of shares of Series C Preferred Stock determined by dividing the respective Conversion Amount for such Holder by the fair market of the Series C Preferred Stock as determined in good faith by the Board of Directors, as may be adjusted by Section 2(d) above.

     8.       The first sentence of Section 3(b) of the Promissory Note is amended to insert the words “into Series C Preferred Stock” immediately prior to the phrase “in accordance with the terms and conditions of this Note.”

     9.       Section 3(b) of the Promissory Note is further amended to delete the second sentence of such section.

     10.       Section 3(d) of the Promissory Note is hereby deleted.

     11.       Section 4(b) is amended to delete the phrase “or sell substantially all of its assets or such other Liquidity Event.”

     12.       Section 5 of the Promissory Note is hereby amended to delete the phrase “and the Warrants” wherever it appears in such section.

     13.       Section 6(a) of the Promissory Note is hereby amended to delete the phrase “the Warrants to be issued by the Company to it,” wherever it appears in such section.

     14.       Section 7(b) of the Promissory Note is amended to delete the words “and Warrant” therein.

B.       Except as amended hereby, all other provisions of the Promissory Note shall remain in full force and effect.

MAKER Avalon Pharmaceuticals, Inc.
By:

Dr. Kenneth Carter, President

CONSENT:

Each of the holders identified on Schedule A to the Promissory Note hereby consent to this First Amendment to the Promissory Note as reflected by their respective signatures next to their name.

HOLDER:

Name of Holder

By:
Authorized Signature

Dated: As of the first date above written